Exhibit 10.1
                                 PROMISSORY NOTE

$2,000,000.00                                       April 15, 2003

      FOR VALUE RECEIVED, SUPREME HOLDINGS, INC., a Nevada corporation, of Houston, Harris County, Texas, (hereinafter referred to as ("Maker"), promises to pay to the order of United Managers Group, Inc., a Texas corporation ("Payee"), the sum of TWO MILLION and No/100th Dollars ($2,000,000.00), or so much thereof as may be advanced by Payee to Maker from time to time, including advances made prior to the date hereof. The principal of and any interest on this Note shall be due and payable in lawful money of the United States of America, except as may be otherwise provided for herein, at 12001 Network Drive, Building F, Suite 200, San Antonio, Texas 78249, or at such other address as Payee may specify by notice in writing to Maker from time to time.

      The unpaid principal of this Note shall bear interest at the rate of ten percent (10%) per annum. Unless sooner paid, as hereinafter provided, the outstanding unpaid principal balance of this Note and all accrued and unpaid interest thereon (collectively "Amount Due") shall be due and payable on the expiration of one year from the date hereof ("Maturity Date").

      All past due payments on this Note not timely paid shall bear interest from maturity until paid at the lesser of the Maximum Rate, as hereinafter defined, or eighteen percent (18%) per annum.

      Maker may prepay the principal hereof at any time, in full or in part, without prepayment penalty or premium. All payments shall be applied first to accrued and unpaid interest, and then to the unpaid principal. balance of this Note. Upon payment in full, this Note shall be cancelled and returned to Maker.

      Nothing herein or in any instrument, document or other writing now or hereafter executed in connection with this Note shall entitle the holder of this Note to contract for, charge or receive interest hereon in excess of the maximum lawful rate of interest permitted to be charged by the holder of this Note to Maker under the laws of the State of Texas, and in regard to which Maker would be prevented from successfully raising the claim or defense of usury under applicable law, and further limited by the provisions of this Note hereinafter set forth, which provisions control the calculation of interest to be charged on the loan evidenced by this Note ("Maximum Rate").

      It is agreed that time is of the essence of this Agreement, and the Maker expressly agrees that the Maker shall be in default hereunder if the unpaid principal balance and accrued and unpaid interest due under this Note shall not be paid when due and payable.

      If this Note is collected by suit or bankruptcy court, or by any other judicial proceedings or if this Note is not paid at maturity, howsoever such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Maker promises to pay, reasonable attorney's fees in addition to all other amounts owing hereunder.

      Maker does hereby waive grace, demand, notice of demand or presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration and all other notices, filing of suit, any notice of defense on account of the extension of the time for payments and diligence in collecting this Note.

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      No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

      All notices, requests, and demands shall be made or given to the respective parties at their respective addresses as follows:

Payee:            United Managers Group, Inc.
                  12001 Network, Building F
                  Suite 200
                  San Antonio, Texas 78249

Maker:            Supreme Holdings, Inc.
                  5065 Westheimer - Suite 840
                  Houston, Texas 77056

All notices and other communications given under this Note shall be by actual hand delivery by courier or delivery service or sent by certified mail, return receipt requested, in each case addressed to the party at the address provided herein or as changed in the manner specified in this Note for the giving of notices. All notices given in the manner required in this Note shall be deemed received upon the earlier to occur of actual receipt if by hand delivery or presentation by the postal authorities for receipt if by certified mail.

      This Note has been executed and delivered, and is to be performed, in the State of Texas, and the laws of such state shall govern the validity of construction, enforcement, and interpretation of this Note. Venue for all purposes shall be proper in Harris County, Texas.

      If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the federal government or the State of Texas, such payment shall be made on the next succeeding business day.

      No delay by the holder in the exercise of any power or right hereunder, or under any other instrument executed in connection herewith shall operate as a waiver thereof, nor shall a single or partial exercise of any right or remedy preclude other or further exercise of any other power, right or remedy.

      This Note is unsecured. Any event of default set forth herein shall constitute an event of default hereunder and shall entitle Payee to declare the entire amount of the principal hereof, together with all accrued, but unpaid interest thereon, to be immediately due and payable.

      This Note is intended to create an obligation to repay on the part of Maker, but does not in any way bind or obligate Payee, or any subsequent holder, to fund any amounts hereunder.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

                                            SUPREME HOLDINGS, INC.


                                            BY   /s/ Thomas J. Cloud, Jr.
                                              ---------------------------------
                                                Thomas J. Cloud, Jr.


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